Exhibit 99.1

Station Casinos Announces First Quarter Results

LAS VEGAS--(BUSINESS WIRE)--Station Casinos, Inc. ("Station" or the "Company") today announced the results of its operations for the first quarter ended March 31, 2008.

Results of Operations

The Company's net revenues for the first quarter ended March 31, 2008 were approximately $352.3 million, a decrease of 5% compared to the prior year's first quarter. The Company reported EBITDA for the quarter of $136.2 million, a decrease of 11% compared to the prior year's first quarter.

During the first quarter, the Company incurred $0.7 million in costs to develop new gaming opportunities, $2.5 million of expense related to equity-based awards, $3.0 million of preopening expenses, $1.5 million of lease termination costs, $1.6 million for our share of referendum expenses at Thunder Valley and $1.1 million of other non-recurring costs. Including these items, the Company reported a net loss of $29.7 million.

The Company’s earnings from its Green Valley Ranch joint venture for the first quarter were $10.9 million, which represents a combination of the Company's management fee plus 50% of Green Valley Ranch’s operating income. For the first quarter, Green Valley Ranch generated EBITDA before management fees of $25.4 million, a decrease of 13% compared to the same period in the prior year.

Las Vegas Market Results

For the first quarter, net revenues from the Major Las Vegas Operations, excluding Green Valley Ranch, were $320.4 million, a 4% decrease compared to the prior year’s first quarter, while EBITDA from those operations decreased 12% to $114.2 million.

EBITDA is not a generally accepted accounting principle (“GAAP”) measurement and is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and is a principal basis for the valuation of gaming companies. EBITDA is further defined in footnote 1.

Balance Sheet and Capital Expenditures

Long-term debt was $5.27 billion as of March 31, 2008. Total capital expenditures were $35.2 million for the first quarter and consisted of maintenance and land purchases. Equity contributions to joint ventures during the first quarter were $32.0 million.

Company Information and Forward Looking Statements

Station Casinos, Inc. is the leading provider of gaming and entertainment to the residents of Las Vegas, Nevada. Station's properties are regional entertainment destinations and include various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station owns and operates Red Rock Casino Resort Spa, Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Casino and Wild Wild West Gambling Hall & Hotel in Las Vegas, Nevada, Texas Station Gambling Hall & Hotel and Fiesta Rancho Casino Hotel in North Las Vegas, Nevada, and Sunset Station Hotel & Casino, Fiesta Henderson Casino Hotel, Magic Star Casino, Gold Rush Casino and Lake Mead Lounge in Henderson, Nevada. Station also owns a 50% interest in Green Valley Ranch Station Casino, Barley's Casino & Brewing Company, The Greens and Renata’s Casino in Henderson, Nevada and a 6.7% interest in the joint venture that owns the Palms Casino Resort in Las Vegas, Nevada. In addition, Station manages Thunder Valley Casino near Sacramento, California on behalf of the United Auburn Indian Community.

This press release contains certain forward-looking statements with respect to the Company and its subsidiaries which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Such risks and uncertainties include, but are not limited to, the ability to recognize the benefits of the Company’s merger (the “Merger”) with FCP Acquisition Sub, a Nevada corporation (“Merger Sub”), pursuant to which Merger Sub merged with and into the Company with the Company continuing as the surviving corporation, which Merger was completed on November 7, 2007, pursuant to the Agreement and Plan of Merger dated as of February 23, 2007 and amended as of May 4, 2007, among the Company, Fertitta Colony Partners LLC, a Nevada limited liability company, and Merger Sub; the impact of the substantial indebtedness incurred to finance the consummation of the Merger; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; acts of war or terrorist incidents or natural disasters; the effects of competition, including locations of competitors and operating and market competition; and other risks described in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K, as amended for the year ended December 31, 2007, and its Registration Statement on Form S-3ASR File No. 333-134936. All forward-looking statements are based on the Company’s current expectations and projections about future events. All forward-looking statements speak only as of the date hereof and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Construction projects such as the development of Aliante Station entail significant risks, including shortages of materials or skilled labor, unforeseen regulatory problems, work stoppages, weather interference, floods and unanticipated cost increases. The anticipated costs and construction periods are based on budgets, conceptual design documents and construction schedule estimates. There can be no assurance that the budgeted costs or construction period will be met.

Development of the proposed gaming and entertainment projects with the Gun Lake Tribe, the Federated Indians of Graton Rancheria, the Mechoopda Indian Tribe of Chico Rancheria and the North Fork Rancheria of Mono Indians and the operation of Class III gaming at each of the projects is subject to certain governmental and regulatory approvals, including, but not limited to, approval of state gaming compacts with the State of Michigan or the State of California, the Department of the Interior completing the process of taking land into trust for the benefit of the tribes and approval of the management agreements by the National Indian Gaming Commission. No assurances can be given as to when, or if, these governmental and regulatory approvals will be received.

(1) EBITDA consists of net (loss) income plus income tax benefit (provision), interest and other expense, net, loss or gain on asset disposals, net, preopening expenses, equity-based compensation expense, lease termination costs, other non-recurring and non-cash costs, depreciation, amortization and development expense. EBITDA is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and is a principal basis for the valuation of gaming companies. The Company believes that in addition to cash flows and net (loss) income, EBITDA is a useful financial performance measurement for assessing the operating performance of the Company. Together with net (loss) income and cash flows, EBITDA provides investors with an additional basis to evaluate the ability of the Company to incur and service debt and incur capital expenditures. To evaluate EBITDA and the trends it depicts, the components should be considered. The impact of income tax benefit (provision), interest and other expense, net, loss or gain on asset disposals, net, preopening expenses, equity-based compensation expense, lease termination costs, other non-recurring and non-cash costs, depreciation, amortization and development expense, each of which can significantly affect the Company’s results of operations and liquidity and should be considered in evaluating the Company’s operating performance, cannot be determined from EBITDA. Further, EBITDA does not represent net (loss) income or cash flows from operating, financing and investing activities as defined by generally accepted accounting principles (“GAAP”) and does not necessarily indicate cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net (loss) income, as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. In addition, it should be noted that not all gaming companies that report EBITDA or adjustments to such measures may calculate EBITDA or such adjustments in the same manner as the Company, and therefore, the Company’s measure of EBITDA may not be comparable to similarly titled measures used by other gaming companies. A reconciliation of EBITDA to net (loss) income is included in the financial schedules accompanying this release.

Station Casinos, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2008	2007
Operating revenues:
Casino	$249,442	$264,695
Food and beverage	60,965	61,563
Room	30,300	30,748
Other	19,327	17,428
Management fees	18,746	24,828
Gross revenues	378,780	399,262
Promotional allowances	(26,463)	(26,824)
Net revenues	352,317	372,438

Operating costs and expenses:
Casino	95,771	95,300
Food and beverage	41,686	43,062
Room	10,363	9,416
Other	7,316	6,227
Selling, general and administrative	63,551	61,928
Corporate	12,049	21,310
Development	727	1,029
Depreciation and amortization	57,239	40,222
Loss (gain) on asset disposals, net	64	(46)
Preopening	2,130	1,234
Lease termination	1,500	-
	292,396	279,682

Operating income	59,921	92,756
Earnings from joint ventures	8,526	11,527
Operating income and earnings from joint ventures	68,447	104,283

Other expense:
Interest expense, net	(97,346)	(56,530)
Interest and other expense from joint ventures	(9,254)	(5,909)
Change in fair value of derivative instrument	(2,377)	-
	(108,977)	(62,439)

(Loss) income before income taxes	(40,530)	41,844
Income tax benefit (provision)	10,793	(18,794)
Net (loss) income	$(29,737)	$23,050

Station Casinos, Inc.
Summary Information and
Reconciliation of Net (Loss) Income to EBITDA
(amounts in thousands, except occupancy percentage and ADR)
(unaudited)

	Three Months Ended
	March 31,
	2008	2007
Major Las Vegas Operations (a):
Net revenues	$320,390	$335,004

Net income	$6,732	$38,474
Income tax provision	4,304	23,581
Interest and other expense, net	7,853	29,652
Rent expense	62,363	-
Depreciation and amortization	31,862	38,306
Loss (gain) on asset disposals, net	60	(32)
Equity-based compensation expense	704	-
Other non-recurring costs	364	-
Preopening expenses	-	(184)
EBITDA (b)	$114,242	$129,797

Green Valley Ranch (50% owned):
Net revenues	$64,383	$69,441

Net income	$1,439	$10,976
Interest and other expense, net	17,498	10,841
Depreciation and amortization	6,305	5,682
Loss on early retirement of debt	122	1,655
Equity-based compensation expense	22	-
Preopening expenses	-	3
EBITDA	$25,386	$29,157

Major Las Vegas Operations including Green Valley Ranch:
Net revenues	$384,773	$404,445

Net income	$8,171	$49,450
Income tax provision	4,304	23,581
Interest and other expense, net	25,351	40,493
Rent expense	62,363	-
Depreciation and amortization	38,167	43,988
Loss (gain) on asset disposals, net	60	(32)
Loss on early retirement of debt	122	1,655
Equity-based compensation expense	726	-
Other non-recurring costs	364	-
Preopening expenses	-	(181)
EBITDA	$139,628	$158,954

Total Station Casinos, Inc. (c):
Net (loss) income	$(29,737)	$23,050
Income tax (benefit) provision	(10,793)	18,794
Interest and other expense, net	108,977	62,439
Depreciation and amortization	57,239	40,222
Development expense	727	1,029
Loss (gain) on asset disposals, net	64	(46)
Loss (gain) on asset disposals, net at joint ventures (50%)	3	(11)
Preopening expenses	2,130	1,234
Preopening expenses at joint ventures (50%)	865	-
Equity-based compensation expense	2,502	-
Referendum expense at Thunder Valley (24%)	1,560	-
Other non-recurring costs	1,140	5,601
Lease termination	1,500	-
EBITDA	$136,177	$152,312

Occupancy percentage	88%	94%
ADR	$98	$97

(a)	Includes the wholly-owned properties of Red Rock, Palace Station, Boulder Station, Texas Station, Sunset Station, Santa Fe Station, Fiesta Rancho and Fiesta Henderson.

(b)	For the three months ended March 31, 2008, the CMBS Properties (Red Rock, Palace Station, Boulder Station and Sunset Station) reported EBITDA of $77.5 million.

(c)	Includes the Major Las Vegas Operations, Wild Wild West, Wildfire, Magic Star, Gold Rush, Lake Mead Lounge, the Company's earnings from joint ventures, management fees and corporate expense.

CONTACT:
Station Casinos, Inc., Las Vegas
Thomas M. Friel, 800-544-2411 or 702-495-4210
Executive Vice President, Chief Accounting Officer and
Treasurer
Lori B. Nelson, 800-544-2411 or 702-495-4248
Director of Corporate Communications